K R A U S E   C H E M I C A L   L T D .
                     ---------------------------------------









                                                February 4,2002

Mr. Bernard McDougall
Micron Enviro Systems, Inc.
Suite 990
1500 West Georgia Street
Vancouver, B.C.
V6G 2Z6

Subject:        Green Ranch Gas Project -- Stephens County, Texas.
                --------------------------------------------------

Dear Bernard:

     As per your conversations with Burroughs Engineering, we hereby define your participation terms in the completion of the Green Ranch Gas Project, Stephens
                                              ----------------------------------
County, Texas to the following:
-------------

     Micron Enviro Systems,  Inc.  ("Micron");  will participate in the drilling
and  development  of  the  above-noted   project  by  paying  its  proportionate
percentage of the Project as follows:


     1) Its proportionate share of the Land, Seismic, and Geology cost which consist of - for the 100% interest - $45,548 for the initial well, and $102,483 for the subsequent four wells.

     2) Its proportionate share of the balance of the drilling and completion costs as represented by the estimates of the Burroughs Engineering Group.

     3) On all subsequent wells and facilities, after the initial five, Micron shall participate by paying its proportionate share of their costs.

     It is agreed between the parties hereto that should the drilling and completion on costs exceed the AFE estimates, each party will bear only his proportionate share of the excess costs. Should any party choose to forego further participation after the initial well, it shall be responsible for land and leasehold costs only as to the wells in which it has participated.

     If this denotes your understanding of our deal, please affirm by signing where indicated below and returning one executed copy of this letter.

     The  operations of this project shall be conducted  under the standard AAPL
                                                                            ----
FORM 610 - 1989 Model Form  Operating  Agreement,  and the  accounting  shall be
------------------------------------------------
governed by the COPAS 1984 Onshore. Both of which have been sent to your office.
                ------------------



                          BUCKINGHAM SQUARE, PENTHOUSE
                                  WEST BAY ROAD
                                       SMB
                                P.0. BOX 1159 GT
                          GRAND CAYMAN, CAYMAN ISLANDS

     The Non-Operators will be named as "additional insured" on our policy as it relates to this particular field.

     If you have any other questions or comments as regards this deal, please do not hesitate to contact us at the numbers listed above. Thanks.


                                                Sincerely,

                                                /s/ (illegible)

                                                Krause Chemical Ltd.


We hereby subscribe to a 5% Working Interest and the resultant 2.5% Net Revenue Interest in the initial Green Ranch Project well, this 4 day of February, 2002.

Micron Enviro Systems, Inc.



By:  /s/ Bernard McDougall
   ---------------------------------
Bernard McDougall, Director































                                        2